UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2023

NetApp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27130	77-0307520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive
San Jose, California		95128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 822-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employee Stock Purchase Plan

The Board of Directors (the "Board") of NetApp, Inc. (the "Company") previously approved, subject to stockholder approval, amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the share reserve by an additional 3,000,000 shares of the Company's common stock. At the Company's annual meeting of stockholders held on September 13, 2023 (the "Annual Meeting"), the Company's stockholders approved the amendment. A description of the material terms and conditions of the Purchase Plan was previously reported in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 28, 2023 under the heading "Proposal 6 Amendment to the Company's Employee Stock Purchase Plan" and is incorporated herein by reference. The foregoing is qualified in its entirety by reference to the full text of the Purchase Plan, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Amendment to the 2021 Equity Incentive Plan

The Board previously approved, subject to stockholder approval, amendment to the Company's 2021 Equity Incentive Plan (the "2021 Plan") to increase the share reserve by an additional 12,700,000 shares of the Company's common stock. At the Annual Meeting the Company's stockholders approved the amendment. A description of the material terms and conditions of the 2021 Plan was previously reported in the Company's definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 28, 2023 under the heading "Proposal 7 Amendment to the Company's 2021 Equity Incentive Plan" and is incorporated herein by reference. The foregoing is qualified in its entirety by reference to the full text of the 2021 Plan, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At Annual Meeting, the stockholders of the Company elected the following individuals to serve as members of the Board for the ensuing year or until their respective successors are duly elected and qualified. No members of the Board had continuing terms without election. Abstentions do not impact the outcome of the vote for director elections.

Nominee	Votes For	Votes Against	Abstentions	Broker Nonvotes*
T. Michael Nevens	165,288,916	9,819,464	221,991	18,293,811
Deepak Ahuja	173,861,353	1,325,353	143,665	18,293,811
Gerald Held	170,963,356	4,220,027	146,988	18,293,811
Kathryn M. Hill	172,382,477	2,805,918	141,976	18,293,811
Deborah L. Kerr	174,396,419	797,058	136,894	18,293,811
George Kurian	173,561,621	1,633,473	135,277	18,293,811
Carrie Palin	174,450,023	728,815	151,533	18,293,811
Scott F. Schenkel	171,862,435	3,321,935	146,001	18,293,811
George T. Shaheen	167,270,614	7,912,379	147,378	18,293,811

In addition, the following proposals were voted on at the Annual Meeting:

1.	Proposal to approve an advisory vote on Named Executive Officer compensation.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
168,328,315	6,803,466	198,590	18,293,811

The proposal was approved.

2.	Proposal to approve an advisory vote on the frequency of future advisory votes on Named Executive Officer compensation.

1 Year	2 Years	3 Years	Abstentions
172,918,138	92,133	2,251,359	68,741

Based on the results of the stockholder advisory vote and consistent with the Board's recommendation, the Company will continue to hold an advisory vote on the compensation of named executive officers every year.

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 26, 2024.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
183,208,746	10,347,645	67,791	0

The proposal was approved.

4.	Stockholder proposal requesting the Board to consider a special shareholder meeting improvement.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
69,697,996	105,449,336	183,039	18,293,811

The proposal was not approved.

5.	Proposal to approve an amendment to the Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
173,217,410	2,040,237	72,724	18,293,811

The proposal was approved.

6.	Proposal to approve an amendment to the 2021 Plan.

Votes For	Votes Against	Abstentions	Broker Nonvotes*
107,022,921	68,187,041	120,409	18,293,811

The proposal was approved.

*	Broker nonvotes do not affect the outcome of the vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	NetApp, Inc. Employee Stock Purchase Plan, as amended effective September 13, 2023
10.2	NetApp, Inc. 2021 Equity Incentive Plan, as amended effective September 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETAPP, INC. (Registrant)

Date:	September 14, 2023	By:	/s/ Elizabeth O'Callahan
Elizabeth O'Callahan Executive Vice President, Chief Legal Officer and Secretary